Exhibit 10.1

On March 20, 2007, the Board of Directors of Commerce Bancorp, Inc. (the “Company”) ratified the following items:

•	2006 cash bonus and stock option grants for the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Cash Bonus	Stock Option Grants[1]
Vernon W. Hill, II	Chairman and Chief Executive Officer	$1,500,000	200,000

Douglas J. Pauls	Executive Vice President and Chief Financial Officer	$150,000	30,000

Dennis M. DiFlorio	President	$500,000	125,000

Robert D. Falese, Jr.	President, Commercial & Investment Banking	$500,000	125,000

George E. Norcross, III	Chairman & Chief Executive Officer, Commerce Banc Insurance Services, Inc.	$500,000	125,000

•	2007 Base Salaries for the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Base Salary
Vernon W. Hill, II	Chairman and Chief Executive Officer	$1,000,000
Douglas J. Pauls	Executive Vice President and Chief Financial Officer	$600,000
Dennis M. DiFlorio	President	$1,000,000
Robert D. Falese, Jr.	President, Commercial & Investment Banking	$900,000
George E. Norcross, III	Chairman & Chief Executive Officer, Commerce Banc Insurance Services, Inc.	$988,000

1 Grants made pursuant to the Company’s 2004 Employee Stock Option Plan at an exercise price of $33.12, the market price on the date of grant.

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